Exhibit 99.1
News
CapitalSource Inc.
4445 Willard Avenue
Twelfth Floor
Chevy Chase, MD 20815

FOR IMMEDIATE RELEASE

For information contact:
Investor Relations:	Media Relations:
Dennis Oakes	Michael E. Weiss
Vice President — Investor Relations	Director of Communications
(212) 321-7212	(301) 841-2918
CAPITALSOURCE REPORTS THIRD QUARTER 2008 RESULTS
▪	Profitable quarter on a GAAP and Adjusted Earnings basis

▪	Commenced operation of CapitalSource Bank, ending the quarter with
o	$5.0 billion in retail deposits in 22 branches

o	$4.0 billion of total commercial lending assets

o	$1.8 billion of cash, cash equivalents and marketable securities

o	Total risk-based capital ratio over 16%
▪	Announced decision to revoke REIT election in 2009

▪	Initial step for commercial bank charter achieved

▪	Federal bank holding company application filed
Chevy Chase, Md., November 5 — CapitalSource Inc. (NYSE: CSE) today announced financial results for the third quarter 2008. GAAP net income for the quarter was $8 million, or $0.03 per diluted share, and Adjusted Earnings for the quarter was $82 million, or $0.30 per diluted share. Total investment income increased from the prior quarter and operating expenses were lower, but overall results for the quarter were negatively impacted by higher provision expense and increased charge offs in large part due to the current unprecedented economic conditions.
CapitalSource Bank ended the quarter with significant liquidity, including $1.8 billion in cash, cash equivalents and marketable securities; $4.0 billion in commercial lending assets; and $5.0 billion of retail deposits in 22 branches. During the quarter, CapitalSource, began taking advantage of the attractive current lending market by resuming the growth of its commercial lending business primarily through its CapitalSource Bank subsidiary. Following the formation of CapitalSource Bank on July 25, 2008, the Company originated approximately $276 million of new loans and is increasingly well positioned to accelerate the pace of new loan originations offering higher-risk adjusted returns given reduced competition, lower leverage and wider spreads.

“CapitalSource Bank is off to a terrific start,” said CapitalSource Chairman and CEO, John K. Delaney. “We are capitalizing on the attractive lending opportunities presented by this market. Consistent with our FDIC approved business plan, we are also pursuing our strategy of converting to a commercial bank and becoming a bank holding company. We have achieved the first step in the process with the State of California approval of our commercial bank charter application. Subsequent approvals are now required and currently pending with the FDIC and the Federal Reserve. Becoming a commercial bank will allow us to offer a wider variety of deposit products and services to our customers,” added Delaney.
Commenting on the quarter’s results, Delaney said, “Despite the extraordinarily challenging economic conditions that necessitated increased and prudent reserves and charge offs, we are pleased with the overall performance of CapitalSource in the third quarter. Our credit performance was consistent with the cautionary guidance we have provided throughout 2008, reflecting a combination of the economic environment and the quarterly variation we have experienced historically. Looking ahead, we expect our pre-bank legacy portfolio will continue to experience higher than normal charge offs due to macro economic conditions and market dislocation. We maintain our view that these increased charge offs will be manageable because of the defensive nature of our portfolio, including our concentration in healthcare, and our strong balance sheet.”
As previously announced, the CapitalSource Board of Directors made the decision on October 30, 2008, to revoke the Company’s REIT election beginning in 2009. Although CapitalSource intends to maintain REIT status through 2008, the Board’s decision means CapitalSource will not be a REIT next year. As a result of the decision, the Company intends to sell its residential mortgage investment portfolio in early 2009.
“Our strategy is transforming CapitalSource in several important ways,” said Chief Financial Officer, Thomas A. Fink. “As a result of the steps we have already taken and the decision to de-REIT in 2009, we have materially improved the financial position of the Company. Beginning in 2009, CapitalSource will have lower overall leverage.” Pro forma for the sale of its residential mortgage investments as of September 30, 2008, CapitalSource’s leverage (defined as total borrowings and deposits net of available cash, divided by equity) was approximately 3.4, less than the Company’s leverage when it elected REIT status in 2006.
“Commencing operations of CapitalSource Bank has brought significant deposits to CapitalSource, which provided approximately 45% of our commercial banking segment funding this quarter,” said Fink. Approximately one-half of CapitalSource’s commercial lending assets, cash, cash equivalents and marketable securities at September 30, 2008 were held in CapitalSource Bank. “We expect CapitalSource Bank to grow in size and deposit funding to increase as a percentage of our total funding,” added Fink.
CapitalSource continues to evaluate alternatives to best position for growth and realize the value of its healthcare net lease business, including an initial public offering of the business. “Our plan to revoke CapitalSource’s REIT election in 2009 does not preclude any transaction with respect to our healthcare net lease business,” added Fink.
Reaffirming the Company’s strategic direction, Delaney said, “CapitalSource Bank is extremely well positioned to be a growing commercially oriented bank in a market that is providing unprecedented lending opportunities. Importantly, we are a source of credit for small-and medium-sized businesses which are the back-bone of the US economy and which have seen their borrowing sources shrink drastically in recent months. Our Bank has capital considerably in excess of the well-capitalized threshold, with a total risk-based capital ratio of over 16%, abundant liquidity and superior asset quality. We are ‘playing offense’ and using our strong cash position to make new loans in this extremely attractive market, but will also consider using our well-capitalized, highly liquid bank to acquire other depositories at attractive prices.”

Commercial Banking
•	Segment name change, to reflect the commencement of CapitalSource Bank with significant retail banking operations, the fact that CapitalSource Bank currently holds approximately one-half of our commercial lending assets, cash, cash equivalents and marketable securities, and the expectation that our commercial lending business will grow in the future primarily through CapitalSource Bank, we have renamed our “Commercial Finance” segment “Commercial Banking.”

•	Total commercial lending assets, which include loans, loans held for sale, the commercial real estate “A” Participation Interest, and related accrued interest, was $11.1 billion at the end of the quarter compared to $9.4 billion at the end of the prior quarter. The increase in assets was due to the acquisition of the “A” Participation Interest and new originations during the quarter, offset by loan payoffs and principal repayments.

•	Total commercial loans remained relatively flat at $9.4 billion. New loans originated in the quarter were approximately $295 million.

•	“A” Participation Interest was $1.6 billion at the end of the quarter, reflecting principal repayments totaling $207 million and discount accretion of $13 million since it was acquired on July 25, 2008. At the end of the quarter, the “A” Participation Interest represented approximately 36% of the total underlying loan balance, a decrease from approximately 40% at acquisition. During the quarter, the Company recognized $26 million of interest income on the “A” Participation Interest. Under the “A” Participation Interest structure, CapitalSource Bank receives 70% of the total principal collections on the underlying loans. For regulatory reporting purposes, CapitalSource Bank is required to report any delinquencies on the underlying loans in its Call Reports filed with the FDIC. The “A” Participation Interest itself, however, is current and is very well secured by the total underlying collateral pool.

•	Cash and cash equivalents, which are included in interest earning assets, increased by $1.1 billion to $1.3 billion at the end of the quarter, primarily reflecting the significant liquidity in the form of cash and cash equivalents at CapitalSource Bank.

•	Marketable securities, which consist of Agency discount and callable notes, were $797 million at the end of the quarter.

•	Interest income was $227 million for the quarter, an increase of $26 million from the prior quarter. The increase was due primarily to the interest received on the “A” Participation Interest.

•	Yield on average interest-earning assets was 8.36% for the quarter, a decrease of 139 basis points from the prior quarter, due primarily to the increase in average balances of cash, cash equivalents and marketable securities and the “A” Participation Interest, all of which are lower yielding than commercial loans.

•	Loan yield was 9.54% for the quarter, a decrease of 54 basis points from the prior quarter, due primarily to lower prepayment-related fee income and an increase in non-accrual loans and charge offs.

•	Prepayment-related fee income on loans was $3.5 million for the quarter and contributed 15 basis points to yield, a decrease of $7.3 million from the prior quarter when prepayment-related fee income contributed 46 basis points to loan yield.

•	Deposits were $5.0 billion at September 30, 2008 reflecting deposits acquired during the quarter in the formation of CapitalSource Bank. Deposits provided approximately 45% of total segment funding at the end of the quarter and the average cost of deposits in the quarter was 3.37%.

•	Cost of funds was 5.20% for the quarter, a decrease of 20 basis points from the prior quarter primarily due to the addition of deposit funding from CapitalSource Bank to the funding mix. Higher financing fee amortization and higher credit spreads during the quarter, partially offset the benefit of approximately two months of deposit funding this quarter. Funding spread to average one-month LIBOR was 2.58%, a decrease of 23 basis points from the prior quarter.

•	Total risk-based capital ratio, defined as total risk-based capital including qualifying subordinated debt and allowance for loan loss and excluding goodwill and other intangible assets, was 21% at the end of the quarter.
Commercial Banking Credit Metrics
•	Non-accruals, as a percentage of commercial lending assets, which the Company considers its primary credit metric, were 2.39%, an increase of 19 basis points from the prior quarter.

•	60 or more days contractually delinquent, as a percentage of commercial lending assets increased 65 basis points to 1.81%.

•	Net charge offs were $82 million, an increase of $59 million from the prior quarter. As a percentage of commercial lending assets, net charge offs for the trailing twelve months were 121 basis points.

•	Provision for loan losses was $105 million for the quarter, an increase of $78 million from the prior quarter. The increase was primarily due to higher charge offs in the quarter, an increase in the overall policy reserve levels to reflect current experience and the expectation of higher losses in the current economic environment, as well as some modest change in the portfolio balance and mix.

•	Allowance for loan losses was $164 million, a net increase of $23 million from the prior quarter. As a percentage of commercial lending assets at quarter end, the allowance for loan losses was 1.48%, a decrease of 2 basis points from the prior quarter.
Healthcare Net Lease Segment
•	Direct real estate investments were consistent with the prior quarter at approximately $1.0 billion, decreasing $9 million, primarily due to depreciation. No acquisitions or sales occurred during the quarter.

•	As previously announced, the carve-out and initial public offering of a noncontrolling interest in the healthcare net lease business was delayed due to market conditions. The decision to revoke our REIT election for 2009 does not preclude a transaction in 2009 with respect to our healthcare net lease business, including an IPO of the business as a separate publicly traded healthcare REIT. CapitalSource will continue to explore the most opportune time to realize the growth opportunities and value of this business for our shareholders.

Residential Mortgage Investment Portfolio (“RMIP”)
•	Mortgage-backed securities, our Agency MBS, declined from $1.6 billion to $1.5 billion, primarily due to principal repayments made during the quarter. No Agency MBS were purchased or sold during the quarter.

•	Mortgage-related receivables declined from $1.9 billion to $1.8 billion, primarily due to principal repayments during the quarter.

•	Restricted cash increased by $1.5 billion to $1.6 billion, primarily as a result of the purchase of short-term Treasury Bills and Agency discount notes during the quarter for REIT compliance purposes.

•	With the decision to revoke the Company’s REIT election in 2009, CapitalSource intends to sell the RMIP in early 2009.
Consolidated Other Income
•	(Loss) on investments, net was ($29) million, compared to ($5) million in the prior quarter primarily due to write-downs on certain cost-based investments, partially offset by dividends received on other investments.

•	Gain on derivatives was $3 million, compared to $15 million in the prior quarter, due to a lower level of interest rate volatility in the third quarter and the reduction of the notional amount of derivatives that occurred during the second quarter.

•	(Loss)gain on the Residential Mortgage Investment Portfolio, net was ($27) million compared to $9 million in the prior quarter, primarily due to a widening of spreads on Agency MBS during the quarter.

•	Gain on debt extinguishment was $70 million compared to $13 million in the prior quarter as the Company opportunistically purchased portions of its term debt and subordinated debt held by institutional investors at a significant discount to par value during the quarter.

•	Other income, net was $12 million compared to $8 million in the prior quarter, primarily due to foreign currency gains.
Operating Expenses
•	Total operating expense was $62 million in the quarter, a decrease from $71 million in the prior quarter due primarily to reduced accruals for incentive compensation offset by higher salary expense, rent and other expenses related to CapitalSource Bank. Operating expenses as a percentage of average total assets (excluding direct real estate depreciation) decreased in the quarter to 1.17%, a decrease of 39 basis points from the prior quarter.

Income Tax Rate
•	The full year projected tax rate is unchanged from the prior quarter at 35.0%. Income taxes in the quarter were $58 thousand, compared to $37 million in the prior quarter, due to lower pre-tax GAAP income.
Share Count
•	Weighted average dilutive shares outstanding were 273.0 million shares for the quarter, compared to 236.4 million shares for the prior quarter. The share increase was largely due to the full quarter impact of the equity offering completed on June 27, 2008.
Dividends
•	A regular quarterly cash dividend of $0.05 per common share was paid on September 30, 2008 to common shareholders of record on September 17, 2008. The Company intends to continue paying dividends on its common stock in the fourth quarter of 2008 and in 2009.
CapitalSource will hold an analyst and investor conference call with a simultaneous webcast on November 5, 2008 at 8:30 a.m. (Eastern Time) to discuss the Company’s third quarter 2008 results. To participate, analysts and investors may call (888) 679-8037 from within United States or (617) 213-4849 from outside the United States, utilizing the pass code 41792827. Other interested parties may access a webcast of the conference call at the Investor Relations section of the CapitalSource website at www.capitalsource.com.
A telephonic replay will be available from approximately 10:30 a.m. (Eastern Time) on November 5, 2008 through November 12, 2008. Please call (888) 286-8010 from the United States or (617) 801-6888 from outside the United States with the pass code 89055419. An audio replay will also be available on the Investor Relations section of the CapitalSource website. A transcript of the earnings conference call will also be posted to the Investor Relations section of the CapitalSource website on November 5, 2008.
About CapitalSource
CapitalSource Inc. (NYSE: CSE) is a commercial lender offering focused lending products to clients in the middle market. As of September 30, 2008, CapitalSource had approximately $13.7 billion of commercial assets, including a healthcare net lease portfolio of approximately $1 billion. CapitalSource operates principally through its CapitalSource Bank subsidiary which had approximately $5 billion in deposits and 22 retail banking branches at September 30, 2008. The Company is headquartered in Chevy Chase, MD. For more information about CapitalSource, visit www.capitalsource.com.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, and projections and including statements about growing our commercial lending business and deposits, risk adjusted returns, credit standards, charge offs, economic and market conditions, the strength of our balance sheet and liquidity, our strategy of converting to a commercial bank and becoming a bank holding company and the products and services we could provide, our intentions regarding our REIT status, our dividends, our intention to sell assets, pro forma financial information, our structure and leverage, and our intentions regarding our healthcare net lease business and possible acquisitions, all of which are subject to numerous assumptions, risks, and uncertainties. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “assume,” “intend,” “believe,” “expect,” “estimate,” “plan,” “will,” “look forward,” and similar expressions are generally intended to identify forward-looking statements. All forward-looking statements (including statements regarding future financial and operating results and future transactions and their results) involve risks, uncertainties and contingencies, many of which are beyond our control which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements. Actual results could differ materially from those contained or implied by such statements for a variety of factors, including without limitation: our recently completed bank transaction; changes in economic or market conditions; continued or worsening disruptions in credit and other markets; movements in interest rates and lending spreads; our ability to successfully and cost effectively operate CapitalSource Bank; our ability to successfully grow CapitalSource Bank’s deposits or deploy its capital in favorable lending transactions or acquire assets in accordance with our strategic plan; competitive and other market pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; changes in tax laws or regulations affecting REITs, extended disruption of vital infrastructure, our ability to successfully operate after revoking our REIT election and to sell certain assets; our ability to successfully convert into a commercial bank and become a bank holding company and thereafter to successfully and cost effectively operate as such; our ability to successfully consummate a transaction with respect to our healthcare net lease business; and other factors described in CapitalSource’s 2007 Annual Report on Form 10- K and documents subsequently filed by CapitalSource with the Securities and Exchange Commission. All forward-looking statements included in this news release are based on information available at the time of the release. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

CapitalSource Third Quarter 2008 — Financial Supplement
Table of Contents

Consolidated Balance Sheets	9

Consolidated Statements of Income	10

Segment Data	11

Adjusted Earnings Definition	12

Adjusted Earnings Reconciliation	13-15

Selected Financial Data	16-17

Commercial Asset Portfolio	18

Credit Quality Data	19

CapitalSource Inc.
Consolidated Balance Sheets
(Unaudited)
($ in thousands)

	September 30,	June 30,	September 30,
	2008	2008	2007
ASSETS
Cash and cash equivalents	$1,289,360	$169,667	$245,862
Restricted cash	1,796,225	428,955	296,789
Marketable securities, available for sale	797,063	—	—
Mortgage-related receivables, net	1,841,629	1,899,254	2,083,645
Mortgage-backed securities pledged, trading	1,522,960	1,595,217	4,127,657
Receivables under reverse-repurchase agreements	—	—	26,157
Commercial real estate “A” participation interest, net	1,626,602	—	—
Loans held for sale	86,234	98,817	352,030
Loans:
Loans	9,282,358	9,277,472	9,170,459
Less deferred loan fees and discounts	(176,234)	(169,954)	(132,673)
Less allowance for loan losses	(163,855)	(141,128)	(111,692)

Loans, net	8,942,269	8,966,390	8,926,094
Interest receivable	84,592	73,358	121,228
Direct real estate investments, net	998,834	1,007,699	1,031,905
Investments	202,549	287,414	189,988
Goodwill	179,706	5,344	5,344
Other assets	498,013	361,488	345,985

Total assets	$19,866,036	$14,893,603	$17,752,684

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY

Liabilities:
Deposits	$5,048,251	$—	$—
Repurchase agreements	2,870,073	1,541,795	4,030,477
Credit facilities	1,515,261	1,687,242	2,701,685
Term debt	5,412,535	6,562,841	6,550,232
Other borrowings	1,600,223	1,669,195	1,612,258
Other liabilities	359,031	357,765	322,477

Total liabilities	16,805,374	11,818,838	15,217,129

Noncontrolling interests	10,627	15,246	45,490

Shareholders’ equity:
Preferred stock (50,000,000 shares authorized; no shares outstanding)	—	—	—
Common stock ($0.01 par value, 1,200,000,000; 1,200,000,00 and 500,000,000 shares authorized; 276,364,708; 276,139,152 and 208,540,632 shares issued and shares outstanding, respectively)	2,764	2,761	2,085
Additional paid-in capital	3,604,114	3,586,096	2,664,842
Accumulated deficit	(544,274)	(538,619)	(181,336)
Accumulated other comprehensive income, net	(12,569)	9,281	4,474

Total shareholders’ equity	3,050,035	3,059,519	2,490,065

Total liabilities, noncontrolling interests and shareholders’ equity	$19,866,036	$14,893,603	$17,752,684

CapitalSource Inc.
Consolidated Statements of Income
(Unaudited)
($ in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,	Nine Months Ended September 30,
	2008	2008	2007	2008	2007
Net investment income:
Interest income:
Loans	$239,294	$222,118	$272,827	$707,909	$757,488
Mortgage-backed securities pledged, trading	20,784	26,857	58,127	103,035	155,893
Investment securities	3,955	2,560	957	8,461	3,122
Other	9,979	2,687	12,132	17,154	28,278

Total interest income	274,012	254,222	344,043	836,559	944,781
Fee income	29,974	41,267	29,338	104,882	124,421

Total interest and fee income	303,986	295,489	373,381	941,441	1,069,202
Operating lease income	28,140	24,210	27,490	80,040	69,934

Total investment income	332,126	319,699	400,871	1,021,481	1,139,136
Interest expense:
Deposits	32,178	—	—	32,178	—
Borrowings	148,318	160,083	232,754	497,346	619,694

Total interest expense	180,496	160,083	232,754	529,524	619,694

Net investment income	151,630	159,616	168,117	491,957	519,442
Provision for loan losses	110,261	31,674	12,353	147,594	44,690

Net investment income after provision for loan losses	41,369	127,942	155,764	344,363	474,752

Operating expenses:
Compensation and benefits	29,473	37,808	38,309	99,070	116,937
Depreciation of direct real estate investments	8,898	8,990	8,924	26,804	23,075
Professional fees	7,839	8,989	7,002	29,762	22,361
Other administrative expenses	15,309	14,855	10,898	44,034	34,525

Total operating expenses	61,519	70,642	65,133	199,670	196,898

Other income (expense):
(Loss) gain on investments, net	(29,488)	(4,827)	(1,984)	(33,174)	21,181
Gain (loss) on derivatives	2,659	15,098	(15,494)	(20,354)	(14,596)
(Loss) gain on residential mortgage investment portfolio	(26,956)	9,060	(30,225)	(73,273)	(49,769)
Gain on debt extinguishment	70,057	12,725	—	82,782	—
Other income (expense), net	11,891	8,230	(1,924)	16,069	20,686

Total other income (expense)	28,163	40,286	(49,627)	(27,950)	(22,498)

Noncontrolling interests expense	(100)	283	1,182	1,480	3,784

Net income before income taxes	8,113	97,303	39,822	115,263	251,572
Income taxes	58	37,243	11,557	40,377	60,251

Net income	$8,055	$60,060	$28,265	$74,886	$191,321

Net income per share:
Basic	$0.03	$0.26	$0.15	$0.31	$1.03
Diluted	$0.03	$0.25	$0.15	$0.31	$1.02

Adjusted earnings per share:
Diluted	$0.30	$0.12	$0.50	$0.92	$1.82

Average shares outstanding:
Basic	272,005,048	235,076,287	191,976,931	242,495,601	185,522,634
Diluted	272,585,479	236,445,230	193,607,986	243,614,848	187,636,502

Dividends declared per share	$0.05	$0.60	$0.60	$1.25	$1.78

	Three Months Ended September 30, 2008				Three Months Ended June 30, 2008
			Residential Mortgage	Consolidated			Residential Mortgage	Consolidated
	Commercial Banking	Healthcare Net Lease	Investment	Total	Commercial Banking	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$227,367	$115	$46,530	$274,012	$201,626	$347	$52,249	$254,222
Fee income	29,753	221	—	29,974	41,260	7	—	41,267

Total interest and fee income	257,120	336	46,530	303,986	242,886	354	52,249	295,489
Operating lease income	—	28,140	—	28,140	—	24,210	—	24,210

Total investment income	257,120	28,476	46,530	332,126	242,886	24,564	52,249	319,699
Interest expense	133,357	10,824	36,315	180,496	108,425	10,859	40,799	160,083

Net investment income	123,763	17,652	10,215	151,630	134,461	13,705	11,450	159,616
Provision for loan losses	105,282	—	4,979	110,261	27,465	—	4,209	31,674

Net investment income after provision for loan losses	18,481	17,652	5,236	41,369	106,996	13,705	7,241	127,942

Other operating expenses.	47,454	11,555	2,510	61,519	57,843	11,380	1,419	70,642

Total other income (expense)	54,813	107	(26,757)	28,163	33,880	(1,416)	7,822	40,286

Noncontrolling interests expense	(154)	54	—	(100)	(369)	652	—	283

Net income (loss) before income taxes	25,994	6,150	(24,031)	8,113	83,402	257	13,644	97,303
Income taxes	58	—	—	58	37,243	—	—	37,243

Net income (loss)	$25,936	$6,150	$(24,031)	$8,055	$46,159	$257	$13,644	$60,060

	Nine Months Ended September 30, 2008				Nine Months Ended September 30, 2007
			Residential Mortgage	Consolidated			Residential Mortgage	Consolidated
	Commercial Banking	Healthcare Net Lease	Investment	Total	Commercial Banking	Healthcare Net Lease	Investment	Total
Net investment income:
Interest income	$653,376	$944	$182,239	$836,559	$685,639	$781	$258,361	$944,781
Fee income	104,643	239	—	104,882	124,421	—	—	124,421

Total interest and fee income	758,019	1,183	182,239	941,441	810,060	781	258,361	1,069,202
Operating lease income	—	80,040	—	80,040	—	69,934	—	69,934

Total investment income	758,019	81,223	182,239	1,021,481	810,060	70,715	258,361	1,139,136
Interest expense	355,425	32,479	141,620	529,524	347,211	30,155	242,328	619,694

Net investment income	402,594	48,744	40,619	491,957	462,849	40,560	16,033	519,442
Provision for loan losses	135,718	—	11,876	147,594	44,275	—	415	44,690

Net investment income after provision for loan losses	266,876	48,744	28,743	344,363	418,574	40,560	15,618	474,752

Other operating expenses	158,434	34,108	7,128	199,670	162,008	29,521	5,369	196,898

Total other (expense) income	48,936	(1,309)	(75,577)	(27,950)	28,496	(1,225)	(49,769)	(22,498)

Noncontrolling interests expense	(640)	2,120	—	1,480	(733)	4,517	—	3,784

Net income (loss) before income taxes	158,018	11,207	(53,962)	115,263	285,795	5,297	(39,520)	251,572
Income taxes	40,377	—	—	40,377	60,251	—	—	60,251

Net income (loss)	$117,641	$11,207	$(53,962)	$74,886	$225,544	$5,297	$(39,520)	$191,321

CapitalSource Inc.
Adjusted Earnings
(Unaudited)
     We evaluate our performance based on several measures, including adjusted earnings. Adjusted earnings represents net income as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), adjusted for certain items. It is limited in that it excludes real estate depreciation, amortization of deferred financing fees, non-cash equity compensation, realized and unrealized gains and losses on investments in residential mortgage-backed securities and related derivatives, unrealized gains and losses on other derivatives and foreign currencies, net unrealized gains and losses on investments, provision for loan losses, charge offs, recoveries, nonrecurring items and the cumulative effect of changes in accounting principles, each computed in accordance with GAAP. To compensate for these limitations, we encourage investors to review adjusted earnings in connection with net income and cash flows from operating, investing and financing activities in our consolidated financial statements, to help analyze how our business is performing. Adjusted earnings should not be considered as an alternative to net income or cash flows (each computed in accordance with GAAP)
     Management views adjusted earnings and the related per share measures as useful and appropriate supplemental measures of our operating performance in addition to net income and earnings per share because they facilitate evaluation of the company without the effects of certain adjustments in accordance with GAAP that may not necessarily be indicative of current operating performance. The use of adjusted earnings is similar to the practices of other REITs who also publish certain non-GAAP measures to supplement their GAAP measures. Since such reporting practice is common in the REIT industry, we believe it is important for us to also utilize a similar non-GAAP measure as supplemental information to provide investors a means to better compare our operating performance to that of other REITs. Adjusted earnings and other supplemental performance measures are defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted earnings to other REITs.

CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
Reconciliation of our reported net income to adjusted earnings for the three months ended September 30, 2008, June 30, 2008 and September 30, 2007, and the nine months ended September 30, 2008 and 2007 was as follows:

	Three Months Ended			Nine Months Ended
	September 30, 2008	June 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
Net income	$8,055	$60,060	$28,265	$74,886	$191,321
Add:
Real estate depreciation and amortization (1)	8,183	8,459	8,570	25,402	23,675
Amortization of deferred financing fees (2)	32,865	26,810	7,491	71,628	19,823
Non-cash equity compensation	8,483	12,030	11,336	27,027	31,908
Net realized and unrealized (gains) losses on residential mortgage investment portfolio including related derivatives (3)	(16,229)	(57,022)	32,425	(45,857)	55,805
Unrealized (gain) loss on derivatives and foreign currencies, net	(18,031)	(33,140)	16,464	(3,539)	15,504
Unrealized loss on investments, net	34,148	4,475	8,452	43,280	9,669
Provision for loan losses	110,605	32,028	12,353	148,294	44,690
Recoveries (4)	(344)	(356)	—	(700)	—
Less:
Charge offs	85,515	24,237	27,796	115,828	51,671
Non-recurring items	—	—	—	—	—

Adjusted earnings	$82,220	$29,107	$97,560	$224,593	$340,724

Net income per share:
Basic — as reported	$0.03	$0.26	$0.15	$0.31	$1.03
Diluted — as reported	$0.03	$0.25	$0.15	$0.31	$1.02

Average shares outstanding:
Basic — as reported	272,005,048	235,076,287	191,976,931	242,495,601	185,522,634
Diluted — as reported	272,585,479	236,445,230	193,607,986	243,614,848	187,636,502

Adjusted earnings per share:
Basic	$0.30	$0.12	$0.51	$0.93	$1.84
Diluted (5)	$0.30	$0.12	$0.50	$0.92	$1.82

Average shares outstanding:
Basic	272,005,048	235,076,287	191,976,931	242,495,601	185,522,634
Diluted (6)	272,585,479	236,445,230	193,607,986	243,614,848	189,120,843

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

(5)	Adjusted to reflect the impact of adding back noncontrolling interests expense of $2.8 million for the nine months ended September 30, 2007, to adjusted earnings due to the on non-managing member units, which are considered dilutive to adjusted earnings per share, but are application of the if-converted method antidilutive to GAAP net income per share for this period.

(6)	Adjusted to include average non-managing member units of 1,484,341 for the nine months ended September 30, 2007, which are considered dilutive to adjusted earnings per share, but are antidilutive to GAAP net income per share for this period.

CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Banking segment, Healthcare Net Lease segment and Residential Mortgage Investment segment, reconciliations of reported net income to adjusted earnings for the three months ended September 30, 2008 and June 30, 2008, were as follows:

	Three Months Ended September 30, 2008
		Healthcare Net	Residential Mortgage
	Commercial Banking	Lease	Investment	Consolidated Total
Net income (loss)	$25,936	$6,150	$(24,031)	$8,055
Add:
Real estate depreciation and amortization (1)	—	8,183	—	8,183
Amortization of deferred financing fees (2)	31,109	208	1,548	32,865
Non-cash equity compensation	8,483	—	—	8,483
Net realized and unrealized gains on residential mortgage investment portfolio including related derivatives (3)	—	—	(16,229)	(16,229)
Unrealized gain on derivatives and foreign currencies, net	(18,031)	—	—	(18,031)
Unrealized loss on investments, net	34,148	—	—	34,148
Provision for loan losses	105,626	—	4,979	110,605
Recoveries (4)	(344)	—	—	(344)
Less:
Charge offs	82,459	—	3,056	85,515
Non-recurring items	—	—	—	—

Adjusted earnings	$104,468	$14,541	$(36,789)	$82,220

Net income (loss) per share:
Basic — as reported	$0.10	$0.02	$(0.09)	$0.03
Diluted — as reported	$0.10	$0.02	$(0.09)	$0.03

Average shares outstanding:
Basic — as reported	272,005,048	272,005,048	272,005,048	272,005,048
Diluted — as reported	272,585,479	272,585,479	272,585,479	272,585,479

Adjusted earnings per share:
Basic	$0.39	$0.05	$(0.14)	$0.30
Diluted	$0.38	$0.05	$(0.13)	$0.30

Average shares outstanding:
Basic	272,005,048	272,005,048	272,005,048	272,005,048
Diluted	272,585,479	272,585,479	272,585,479	272,585,479

	Three Months Ended June 30, 2008
		Healthcare Net	Residential Mortgage
	Commercial Banking	Lease	Investment	Consolidated Total
Net income	$46,160	$257	$13,643	$60,060
Add:
Real estate depreciation and amortization (1)	—	8,459	—	8,459
Amortization of deferred financing fees (2)	26,432	145	233	26,810
Non-cash equity compensation	12,030	—	—	12,030
Net realized and unrealized gains on residential mortgage investment portfolio including related derivatives (3)	—	—	(57,022)	(57,022)
Unrealized gain on derivatives and foreign currencies, net	(33,140)	—	—	(33,140)
Unrealized loss on investments, net	4,475	—	—	4,475
Provision for loan losses	27,819	—	4,209	32,028
Recoveries (4)	(356)	—	—	(356)
Less:
Charge offs	23,325	—	912	24,237
Non-recurring items	—	—	—	—

Adjusted earnings	$60,095	$8,861	$(39,849)	$29,107

Net income per share:
Basic — as reported	$0.20	$—	$0.06	$0.26
Diluted — as reported	$0.19	$—	$0.06	$0.25

Average shares outstanding:
Basic — as reported	235,076,287	235,076,287	235,076,287	235,076,287
Diluted — as reported	236,445,230	236,445,230	236,445,230	236,445,230

Adjusted earnings per share:
Basic	$0.25	$0.04	$(0.17)	$0.12
Diluted	$0.25	$0.04	$(0.17)	$0.12

Average shares outstanding:
Basic	235,076,287	235,076,287	235,076,287	235,076,287
Diluted	236,445,230	236,445,230	236,445,230	236,445,230

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

CapitalSource Inc.
Adjusted Earnings Reconciliations
(Unaudited)
($ in thousands, except per share data)
For our Commercial Banking segment, Healthcare Net Lease segment and Residential Mortgage Investment segment, reconciliations of reported net income to adjusted earnings for the three months ended September 30, 2007, were as follows:

	Three Months Ended September 30, 2007
		Healthcare Net	Residential Mortgage	Consolidated
	Commercial Banking	Lease	Investment	Total
Net income (loss)	$52,050	$3,286	$(27,071)	$28,265
Add:
Real estate depreciation and amortization (1)	—	8,570	—	8,570
Amortization of deferred financing fees (2)	6,474	(198)	1,215	7,491
Non-cash equity compensation	11,336	—	—	11,336
Net realized and unrealized losses on residential mortgage investment portfolio including related derivatives (3)	—	—	32,425	32,425
Unrealized loss on derivatives and foreign currencies, net	16,464	—	—	16,464
Unrealized loss on investments, net	8,452	—	—	8,452
Provision for loan losses	11,938	—	415	12,353
Recoveries (4)	—	—	—	—
Less:	—
Charge offs	27,796	—	—	27,796
Non-recurring items	—	—	—	—

Adjusted earnings	$78,918	$11,658	$6,984	$97,560

Net income per share:
Basic — as reported	$0.27	$0.02	$(0.14)	$0.15
Diluted — as reported	$0.27	$0.02	$(0.14)	$0.15

Average shares outstanding:
Basic — as reported	191,976,931	191,976,931	191,976,931	191,976,931
Diluted — as reported	193,607,986	193,607,986	193,607,986	193,607,986

Adjusted earnings per share:
Basic	$0.41	$0.06	$0.04	$0.51
Diluted	$0.41	$0.06	$0.04	$0.50

Average shares outstanding:
Basic	191,976,931	191,976,931	191,976,931	191,976,931
Diluted	193,607,986	193,607,986	193,607,986	193,607,986

(1)	Depreciation and amortization for direct real estate investments only. Excludes depreciation for corporate leasehold improvements, fixed assets and other non-real estate items.

(2)	Includes amortization of deferred financing fees and other non-cash interest expense.

(3)	Includes adjustments to reflect certain realized and unrealized gains and losses on residential mortgage investments held in our portfolio as of the balance sheet date and related derivative instruments.

(4)	Includes all recoveries on loans during the period.

CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
September 30,	June 30,	September 30,	Nine Months Ended September 30,
2008	2008	2007	2008	2007
Commercial Banking Segment:

Performance ratios:
Return on average assets	0.81%	1.78%	2.06%	1.40%	3.24%
Return on average equity	4.15%	8.83%	11.86%	7.08%	17.31%
Adjusted return on average assets	3.24%	2.32%	3.12%	3.30%	4.21%
Adjusted return on average equity	16.71%	11.49%	17.98%	16.74%	22.46%
Yield on average interest earning assets	8.36%	9.75%	11.31%	9.38%	11.92%
Cost of funds	5.20%	5.40%	6.41%	5.34%	6.21%
Net finance margin	4.02%	5.40%	5.93%	4.98%	6.81%
Operating expenses as a percentage of average total assets	1.47%	2.24%	2.09%	1.88%	2.33%
Efficiency ratio (operating expenses / net investment income and other income)	26.57%	34.36%	41.22%	35.09%	32.97%
Core lending spread	6.78%	7.05%	6.08%	6.99%	6.33%

Leverage ratios:
Total debt and deposits to equity (as of period end)	4.66	x	2.98	x	4.48	x	4.66	x	4.48	x
Equity to total assets (as of period end)	17.50%	24.79%	18.07%	17.50%	18.07%
Total risk-based capital	20.99%	N/A	N/A	20.99%	N/A

CapitalSource Bank Ratios:
Operating expense as a percentage of deposits	1.56%	N/A	N/A	1.56%	N/A
Cash as percent of Assets	18.15%	N/A	N/A	18.15%	N/A
Percent of Commercial Lending Assets	44.37%	N/A	N/A	44.37%	N/A
Percent of Commercial Loans	25.35%	N/A	N/A	25.35%	N/A
Percent of Funding	45.00%	N/A	N/A	45.00%	N/A

Average balances ($ in thousands):
Average loans	$9,387,006	$9,715,111	$9,556,672	$9,649,113	$8,799,012
Average assets	12,782,858	10,376,831	10,028,102	11,221,432	9,304,091
Average interest earning assets	12,206,770	9,992,540	9,776,438	10,766,220	9,083,745
Average income earning assets	12,206,770	9,992,540	9,776,439	10,766,220	9,083,745
Average borrowings	10,173,193	8,053,850	8,201,972	8,869,384	7,476,024
Average equity	2,480,438	2,097,063	1,741,658	2,212,516	1,742,301

Healthcare Net Lease Segment:

Performance ratios:
Return on average assets	2.28%	0.10%	1.17%	1.38%	0.74%
Return on average equity	6.77%	0.28%	3.62%	4.15%	2.25%
Adjusted return on average assets	5.39%	3.29%	4.15%	4.59%	4.09%
Adjusted return on average equity	16.01%	9.68%	12.85%	13.80%	12.47%
Yield on average income earning assets	7.43%	9.08%	5.26%	5.93%	3.44%
Cost of funds	7.12%	7.16%	7.04%	7.12%	7.57%
Net finance margin	6.44%	5.02%	6.11%	5.93%	5.77%
Operating expenses as a percentage of average total assets	4.28%	4.23%	3.92%	4.20%	4.12%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	0.98%	0.89%	0.74%	0.90%	0.90%
Efficiency ratio (operating expenses / net investment income and other income)	65.07%	92.60%	69.87%	71.90%	75.05%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	14.96%	19.45%	13.19%	15.40%	16.38%

Leverage ratios:
Total debt to equity (as of period end)	1.58	x	1.63	x	1.53	x	1.58	x	1.53	x
Equity to total assets (as of period end)	35.55%	34.69%	36.40%	35.55%	36.40%

Average balances ($ in thousands):
Average assets	$1,070,651	$1,079,855	$1,113,466	$1,082,274	$957,238
Average interest earning assets	17,931	26,652	36,742	26,594	30,367
Average income earning assets	1,086,955	1,095,916	1,101,809	1,095,125	939,607
Average borrowings	602,809	608,298	619,944	607,841	532,860
Average equity	360,397	367,297	359,933	359,819	314,184

CapitalSource Inc.
Selected Financial Data
(Unaudited)

Three Months Ended
September 30,	June 30,	September 30,	Nine Months Ended September 30,
2008	2008	2007	2008	2007
Consolidated CapitalSource Inc.:

Performance ratios:
Return on average assets	0.18%	1.52%	0.64%	0.58%	1.55%
Return on average equity	1.03%	8.66%	4.69%	3.43%	11.13%
Adjusted return on average assets	1.83%	0.74%	2.19%	1.74%	2.77%
Adjusted return on average equity	10.47%	4.20%	16.20%	10.30%	19.83%
Yield on average interest earning assets	7.47%	8.43%	9.13%	8.09%	9.43%
Cost of funds	4.99%	5.10%	6.16%	5.07%	5.98%
Net finance margin	3.49%	4.23%	3.86%	3.95%	4.32%
Operating expenses as a percentage of average total assets	1.37%	1.78%	1.46%	1.54%	1.60%
Operating expenses (excluding direct real estate depreciation) as a percentage of average total assets	1.17%	1.56%	1.26%	1.34%	1.41%
Efficiency ratio (operating expenses / net investment income and other income)	34.22%	35.34%	54.97%	43.03%	39.62%
Efficiency ratio (operating expenses excluding direct real estate depreciation) / net investment income and other income)	29.27%	30.84%	47.44%	37.26%	34.98%

Leverage ratios:
Total debt and deposits to equity (as of period end)	5.39	x	3.75	x	5.98	x	5.39	x	5.98	x
Equity to total assets (as of period end)	15.35%	20.54%	14.03%	15.35%	14.02%

Average balances ($ in thousands):
Average loans	$9,387,006	$9,715,111	$9,556,672	$9,649,113	$8,799,012
Average assets	17,839,831	15,881,032	17,642,856	17,221,544	16,453,061
Average interest earning assets	16,147,676	14,066,691	16,229,597	15,508,148	15,162,542
Average income earning assets	17,216,700	15,135,956	17,294,665	16,576,678	16,071,782
Average borrowings	14,355,655	12,595,070	14,980,939	13,903,078	13,852,181
Average equity	3,114,374	2,782,676	2,389,313	2,904,962	2,297,397

CapitalSource Inc.
Commercial Asset Portfolio
(Unaudited)
($ in thousands)

	September 30, 2008		June 30, 2008		September 30, 2007
Composition of portfolio by type:
Senior secured loans (1)	$5,593,220	54%	$5,475,500	52%	$5,456,046	51%
First mortgage loans (1)	2,668,600	26	2,720,814	26	3,057,652	29
Subordinate loans (1)	1,164,690	11	1,231,571	12	1,115,772	10
Direct real estate investments	998,834	9	1,007,699	10	1,031,905	10

Total commercial assets	$10,425,344	100%	$10,435,584	100%	$10,661,375	100%

Composition of portfolio by business:
Corporate Finance	$2,766,461	26%	$2,783,694	27%	$2,704,569	25%
Healthcare and Specialty Finance	3,820,920	37	3,879,318	37	4,115,541	39
Structured Finance	3,837,963	37	3,772,572	36	3,841,265	36

Total commercial assets	$10,425,344	100%	$10,435,584	100%	$10,661,375	100%

(1)	“Loans” include loans, loans held for sale and receivables under reverse-repurchase agreements.

CapitalSource Inc.
Credit Quality Data
(Unaudited)

	September 30, 2008	June 30, 2008	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007	December 31, 2006	September 30, 2006
Loans 60 or more days contractually delinquent:
As a % of total Commercial Lending Assets(1)	1.81%	1.16%	0.77%	0.75%	0.74%	1.09%	0.85%	1.12%	0.84%
Loans on non-accrual (2) :
As a % of total Commercial Lending Assets	2.39%	2.20%	1.79%	1.73%	1.76%	1.97%	1.78%	2.34%	2.39%
Impaired loans(3) :
As a % of total Commercial Lending Assets	6.35%	5.40%	4.06%	3.23%	3.46%	3.91%	3.24%	3.58%	3.63%

Total (excluding assets in multiple categories):
As a % of total Commercial Lending Assets	6.58%	5.69%	4.17%	3.42%	3.66%	4.15%	3.46%	4.11%	3.83%

Allowance for Loan Loss:
As a % of total Commercial Lending Assets	1.48%	1.50%	1.40%	1.41%	1.16%	1.43%	1.45%	1.54%	1.40%
Net Charge Offs (three months annualized):
As a % of total average Commercial Lending Assets	3.06%	1.00%	0.25%	0.25%	1.15%	0.63%	0.51%	0.66%	1.22%

(1)	Includes commercial loans, loans held for sale, receivables under reverse-repurchase agreements, commercial real estate “A” participation interest, and related accrued interest.

(2)	Includes loans with an aggregate principal balance of $100.0 million, $58.3 million, $49.9 million, $55.5 million, $21.0 million, $31.0 million, $41.5 million, $47.0 million and $46.9 million as of September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent. Also includes non-accrual loans held for sale with an aggregate principal balance of $14.5 million, $14.9 million and $3.0 million as of September 30, 2008, June 30, 2008 and September 30, 2007, respectively.

(3)	Includes loans with an aggregate principal balance of $174.9 million, $81.7 million, $64.2 million, $55.5 million, $55.1 million, $78.7 million, $54.4 million, $47.0 million, $46.9 million and $49.4 million as of September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively, that were also classified as loans 60 or more days contractually delinquent, and loans with an aggregate principal balance of $249.4 million, $192.4 million, $174.5 million, $170.5 million, $166.4 million, $173.1 million, $153.8 million, $183.5 million, $175.8 million and $143.8 million as of September 30, 2008, June 30, 2008, March 31, 2008, December 31, 2007, September 30, 2007, June 30, 2007, March 31, 2007, December 31, 2006 and September 30, 2006, respectively, that were also classified as loans on non-accrual status.